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Exhibit 99.1

Biogen and IDEC Pharmaceuticals Announce Merger To Create a New Biotechnology Industry Leader

—AVONEX(R) and Rituxan(R) Products Anchor Autoimmune Disease and Cancer Therapeutic Focus—

—Biogen Shareholders to Receive 1.150 Shares of IDEC for Each Biogen Share, Resulting in Approximately Equal Ownership of BIOGEN IDEC INC.—

—BIOGEN IDEC INC. Expects 15% Compound Annual Sales Growth, Cash EPS Growth of 20%, and Over $300 Million of Operating Expense Synergies Through 2007—

—Expected to be Cash EPS Accretive by 15 Plus Percent Upon Closing—

—Fusion of Complementary Products, Pipeline and R&D Strengths Significantly Accelerates Strategic Plans of Both Companies—

—William H. Rastetter to be Executive Chairman, James C. Mullen to be CEO of Combined Company—

        SAN DIEGO, and CAMBRIDGE, Mass., June 23, 2003 /PRNewswire-FirstCall via COMTEX/—Creating a new global biotechnology industry leader, with top products and capabilities in cancer and autoimmune diseases, IDEC Pharmaceutical Corporation (Nasdaq: IDPH) and Biogen, Inc. (Nasdaq: BGEN) today announced that they have signed a definitive merger agreement. The combined company will be called BIOGEN IDEC INC.

        "Biogen and IDEC are two remarkably complementary companies in virtually every sense—therapeutic focus, R&D capabilities, manufacturing infrastructure and financial position," said William H. Rastetter, Ph.D., Chairman and Chief Executive Officer of IDEC.

        "Bringing our companies together accelerates both companies' strategic plans and creates a biotechnology leader with the products, pipeline, infrastructure and financial resources to grow faster and create sustainable shareholder value beyond what either company could achieve separately," said James C. Mullen, Chairman and Chief Executive Officer of Biogen.

        IDEC has a strong franchise in cancer and a growing focus on autoimmune diseases, while Biogen is strong in the autoimmune area and is increasingly developing capabilities in cancer. The merger is expected to enable the companies to:

  —significantly accelerate their strategic plans;

  —diversify their product portfolios and revenue bases, with two blockbuster drugs, AVONEX(R) (Interferon beta-1a) and Rituxan(R) (rituximab), and 10 products in clinical development;

  —strengthen their commitments to R&D through an annual R&D budget of more than $550 million and 1,000 dedicated R&D employees;

  —broaden their respective drug-development programs, including becoming a partner-of-choice for companies seeking to partner promising biologic products in development;

  —avoid duplicative and costly infrastructure buildups, particularly in manufacturing and general administration;

  —achieve cumulative operating expense synergies of over $300 million through 2007; and

  —achieve cumulative capital expenditure synergies of over $175 million through 2007.

        Based on expected growth from the combined product line-up and the anticipated contribution of pipeline products, as well as anticipated sales, marketing and manufacturing synergies and capital investments avoided, the companies foresee BIOGEN IDEC achieving 15 percent compound annual revenue growth, and approximately 20 percent compound annual cash earnings per share growth in the 2003 - 2007 period.

        "With $550 million in R&D spending per year and 1,000 R&D employees, BIOGEN IDEC expects to continue to pioneer breakthrough products for patients with high unmet medical needs," Mr. Mullen concluded.

        "Both operationally and culturally, this combination is a perfect fit," said Dr. Rastetter. "The companies' scientists and management teams have known and respected their counterparts for years. This led earlier this year to a collaborative agreement in cancer out of which grew both a closer relationship and the recognition that we each had the strategic pieces that the other was looking for."

Transaction Summary

        Under terms of the merger agreement, each share of Biogen common stock will be exchanged for 1.150 shares of IDEC common stock. On a pro-forma, fully diluted basis, IDEC shareholders will own 50.5 percent of the stock of the combined company and Biogen shareholders will own 49.5 percent.

        The merger agreement has been unanimously approved by the boards of directors of both companies. The transaction is subject to approval by the shareholders of both companies, as well as regulatory approvals and satisfaction of other customary closing conditions. The transaction is expected to be completed by the end of Q3 or early in Q4 of 2003.

        Goldman, Sachs & Co. acted as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Biogen. Merrill Lynch & Co. acted as financial advisors and Pillsbury Winthrop LLP acted as legal counsel to IDEC.

Profile of the Combined Company

        The combined company will have pro forma 2002 revenue of $1.55 billion and a strong balance sheet with more than $1.5 billion in net cash.

        Excluding merger-related expenses, such as in process R&D write-off and amortization of identifiable intangible assets, the transaction is expected to be accretive by 15 plus percent to IDEC cash EPS immediately following closing of the transaction. On a GAAP EPS basis, the transaction is expected to be accretive within two to three years.

        BIOGEN IDEC will be headquartered in Cambridge, MA and will maintain centers of excellence in San Diego and Cambridge focused, respectively, on oncology and immunology. In addition, BIOGEN IDEC will have international operations in Europe, Canada, Australia, and Japan.

        The two companies have already determined the organizational structure of BIOGEN IDEC and have selected members of the senior management team. In addition to Dr. Rastetter, who will become Executive Chairman of the combined company, and Mr. Mullen, who will become the CEO, the leadership will consist of: Peter N. Kellogg, Chief Financial Officer of Biogen, who will become CFO; William R. Rohn, President and Chief Operating Officer of IDEC, who will become COO; Nabil Hanna, Ph.D., Chief Scientific Officer of IDEC, who will become head of research; and Burt A. Adelman, M.D., Executive Vice President, Research and Development of Biogen, who will become head of development. Each member of the management team brings two to three decades of industry experience to the combined entity. The Board of Directors of the combined company will consist of 10 independent directors, five chosen from each company plus Mr. Mullen, CEO, and Dr. Rastetter, Executive Chairman.

Key Product Highlights

        The BIOGEN IDEC product lineup will be led by two blockbuster drugs, each with annual net sales of more than $1 billion:

  —AVONEX, for the treatment of patients with relapsing forms of multiple sclerosis. AVONEX maintains a market share of close to 50 percent in the U.S., with 2002 worldwide net sales of $1.113 billion.

  —Rituxan for the treatment of certain B-cell non-Hodgkin's lymphomas. Worldwide net sales of Rituxan, which was discovered by IDEC and which IDEC co-promotes in the U.S. with Genentech, Inc., were $1.479 billion in 2002. IDEC receives a share of operating profits from sales of Rituxan in the U.S., which was $324.5 million in 2002, and a royalty on sales outside the U.S., which was $45.43 million in 2002.

  Products recently launched by the two companies in the U.S. include:

  —AMEVIVE(R) (alefacept), a biologic launched by Biogen in February 2003 for the treatment of moderate-to-severe chronic plaque psoriasis.

  —Zevalin(R) (ibritumomab tiuxetan), a radioimmunotherapy for the treatment of certain B-cell non-Hodgkin's lymphomas, launched by IDEC in April 2002.

R&D Highlights

        The combined company will have a projected initial R&D budget of over $550 million and 1,000 R&D employees, including approximately 400 in discovery research. A deep pipeline of products in development includes ANTEGREN(R) (natalizumab), in partnership with Elan Corporation plc, now in Phase III clinical studies for the treatment of multiple sclerosis and Crohn's disease; and Rituxan for the treatment of rheumatoid arthritis and other autoimmune diseases, also in Phase III studies. Altogether there are 10 candidates in clinical studies for the treatment of cancer and autoimmune diseases.

        A fact sheet summarizing the proposed merger follows below.

Investment Community Conference Call and Webcast

        IDEC Chairman and CEO, William H. Rastetter, Biogen Chairman and CEO, James C. Mullen, Biogen CFO Peter N. Kellogg and IDEC President and Chief Operating Officer William R. Rohn will discuss the merger on a conference call for financial analysts and investors at 8:00 a.m. EDT today. Related financial charts and certain other information to be discussed on the conference call will be available on each company's website (www.biogen.com and www.idecpharm.com). Reporters and the public are invited to listen to the call, which will be webcast via the companies' websites.

        For those unable to connect to the companies' websites, you may listen via telephone. The dial-in numbers are (877) 650-1145 (domestic) or (706) 643-1326 (international). Please call five to ten minutes prior to the scheduled start time. A replay of the conference call will be available from 10 a.m. EDT today until 12 a.m. EDT on June 30, 2003. For the replay please dial (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay access code is 1359170.

About Biogen

        Biogen is the world's oldest independent biotechnology company and a leader in biologics research, development and manufacturing. A pioneer in leading edge research in immunology, neurobiology and oncology, Biogen brings novel therapies to improve patients' lives around the world through its global marketing capabilities.

About IDEC Pharmaceuticals

        IDEC is a leader in the discovery, development, and commercialization of targeted immunotherapies for the treatment of cancer and autoimmune diseases. IDEC discovered and developed the first commercially available radioimmunotherapy product (Zevalin) approved in the United States, which is used to treat certain non-Hodgkin's lymphomas. IDEC also discovered and, with co-promotion partner Genentech, Inc., developed the first monoclonal antibody product (Rituxan) approved in the United States for the treatment of cancer. Rituxan is approved in over 70 countries worldwide and is also used to treat various types of non-Hodgkin's lymphomas. IDEC is a San Diego-based, integrated biopharmaceutical company with multiple products in clinical stage development and strategic alliances in a variety of research platforms.

Safe Harbor Statement

        This press release contains "forward-looking" statements including statements regarding benefits of the proposed merger, integration plans and expected synergies, anticipated future financial and operating performance and results, including estimates for growth, and expectations for our products and plans for development and expansion of our pipeline. These statements are based on our respective management's current expectations. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, we may be unable to obtain shareholder or regulatory approvals required for the merger. Problems may arise in successfully integrating our businesses. The merger may involve unexpected costs. We may be unable to achieve cost-cutting synergies. Our businesses may suffer as a result of uncertainty surrounding the merger. The market for our products may change or be impacted by competition, new data, supply issues or marketplace trends. Technical, regulatory or manufacturing issues, new data or intellectual property disputes may affect our programs or we may encounter other difficulties in developing our pipeline or in gaining approval of new products.

        For more detailed information on the risks and uncertainties associated with each company's business activities see our respective reports filed with the SEC. Neither company undertakes any obligation to publicly update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

        IDEC Pharmaceuticals Corporation intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a joint proxy statement/prospectus of Biogen Inc. and IDEC and other relevant documents in connection with the proposed transaction. Investors and security holders of Biogen and IDEC are urged to read the joint proxy statement/prospectus and other relevant materials when they become available because they will contain important information about IDEC, Biogen and the proposed transaction. Investors and security holders may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC's website at www.sec.gov. A free copy of the joint proxy statement/prospectus (when it becomes available) may also be obtained from Biogen, Inc., Fourteen Cambridge Center, Cambridge, MA 02142, Attn. Investor Relations or IDEC Pharmaceuticals Corporation, 3030 Callan Road, San Diego, CA 92121. In addition, investors and security holders may access copies of the documents filed with the SEC by Biogen on Biogen's website at www.biogen.com and investors and security holders may access copies of the documents filed with the SEC by IDEC on IDEC's website at www.idecpharm.com. Biogen, IDEC and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the joint proxy statement/prospectus.

Contacts:
IDEC Vince Reardon Director, Corporate Communications 858-431-8656
Biogen
Media Contact: Tim Hunt Director, Public Affairs 617-914-6524	Investment Community Contact Christina Dillon Manager, Investor Relations 617-679-2812
Kekst and Company Fred Spar Partner 212-521-4813

THE COMBINATION OF TWO REMARKABLY COMPLEMENTARY COMPANIES: KEY FACTS

Therapeutic focus:	Biogen	—	Leadership in core therapeutic areas of neurology and dermatology; growing focus on oncology.
	IDEC	—	Leadership in core therapeutic areas of oncology and rheumatology; growing focus on autoimmune and inflammatory diseases.
Blockbuster products:	Biogen	—	AVONEX(R) is the #1 product for relapsing multiple sclerosis, with over $1.1 billion in worldwide sales in 2002.
	IDEC	—
Rituxan(R) has had the most successful and fastest launch of any cancer therapy, with $1.48 billion in worldwide sales in 2002. Rituxan, a treatment for certain B-cell non-Hodgkin's lymphomas, is marketed in the U.S. under a copromotion arrangement with Genentech, Inc., Roche, and Zenyaku Kogyo. IDEC receives a share of co-promotion profits from sales of Rituxan in the U.S., which was $324.5 million in 2002, and a royalty of sales outside the U.S., which was $45.43 million in 2002.
Recent product launches:	Biogen	—	AMEVIVE(R)— a biologic launched in the U.S. in February 2003 for the treatment of moderate-to-severe chronic plaque psoriasis.

	IDEC	—	Zevalin(R)— radioimmunotherapy for the treatment of certain B-cell non-Hodgkin's lymphomas, launched in the U.S. in April 2002.
Pipeline products:	Biogen	—	Strong follow-on anti-inflammatory products in AMEVIVE and ANTEGREN(R). Total of 6 product candidates in human clinical trials.
	IDEC	—	Attractive early-stage product pipeline, including Rituxan for new indications. Total of 4 product candidates in human clinical trials, including 3 investigational agents in Phase II clinical trials.
R&D capabilities:	Biogen	—	Pioneer in leading-edge immunology and neurobiology research. Immunology center of excellence in Cambridge, MA.
	IDEC	—	Leader in the discovery and development of novel oncology and immunology products. Oncology center of excellence in San Diego, CA.
Manufacturing:	Biogen	—
2 biological bulk manufacturing facilities: Cambridge, MA and Research Triangle Park, NC. Also, a 250,000 square-foot, large-scale manufacturing facility in Research Triangle Park to manufacture bulk protein — one of the largest cell culture facilities in the world.
	IDEC	—
Currently constructing world-class facility for manufacture of biologics in Oceanside, CA. Recently finished construction of 70,000 sq. ft. facility for the manufacture of biologics for clinical trials.
Global infrastructure:	Biogen	—	Worldwide headquarters in Cambridge, MA; international headquarters in Paris. Also, offices in Canada, Japan, Australia and throughout Europe.
	IDEC	—	Worldwide headquarters in San Diego, CA. Representative office in Japan.
Employees:	Biogen	—	Over 2,700 people worldwide.
	IDEC	—	1,000 people worldwide.

Financial performance:	Biogen	—	—2002 revenues: $1.148 billion
—2002 operating net income: $242 million
—$771 million net cash as of 3/31/03
	IDEC	—	—2002 revenues: $404 million *
—2002 net income: $148 million *
—$756 million net cash as of 3/31/03
*Includes co-promotion profits
History:	Biogen	—
The world's oldest independent biotechnology company. Grew out of 1978 meeting of group of internationally acclaimed scientists, including Phillip Sharp of MIT and Walter Gilbert of Harvard, two subsequent Nobel Prize recipients.
	IDEC	—	Founded in 1985 to develop monoclonal antibodies. Founders include Ivor Royston, Howard Birndorf, Richard Miller and Brook Byers.

SOURCE IDEC Pharmaceutical Corporation; Biogen, Inc.

        Vince Reardon, Director, Corporate Communications of IDEC, +1-858-431-8656; or Media, Tim Hunt, Director, Public Affairs, +1-617-914-6524, or Investment Community, Christina Dillon, Manager, Investor Relations, +1-617-679-2812, both of Biogen; or Fred Spar, Partner of Kekst and Company, +1-212-521-4813, for Biogen and IDEC

http://www.idecpharm.com

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Biogen and IDEC Pharmaceuticals Announce Merger To Create a New Biotechnology Industry Leader